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Computation of net loss per common share                          EXHIBIT 11.1

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                                           Period from
                                          June 27, 1996
                                           (inception)                               Nine Months Ended
                                             through           Year Ended               September 30,
                                           December 31,       December 31,       -----------------------------
                                               1996               1997               1997              1998
                                          --------------      ------------       -----------       -----------
                                                                                          (unaudited)
Basic:
Net loss...............................     ($2,438,100)      ($8,640,400)       ($6,911,900)      ($9,109,300)

Accretion of convertible preferred
  stock to liquidation value...........               0                 0                  0          (654,700)
                                            ------------      ------------       ------------       ------------

Net loss applicable to common
  stockholders.........................     ($2,438,100)      ($8,640,400)       ($6,911,900)      ($9,764,000)
                                            ------------      ------------       ------------      ------------
                                            ------------      ------------       ------------      ------------

Weighted average shares of common
  stock outstanding....................       1,816,255         1,529,961          1,555,278         1,497,038

Add: Warrants issued for nominal
  consideration                                 218,889           218,889            218,889           218,889
                                            ------------      ------------       ------------      ------------

Basic weighted average shares
  outstanding..........................       2,035,144         1,748,850          1,774,167         1,715,927
                                            ------------      ------------       ------------      ------------
                                            ------------      ------------       ------------      ------------

Basic net loss per common share........          ($1.20)           ($4.94)            ($3.90)           ($5.69)
                                            ------------      ------------       ------------      ------------
                                            ------------      ------------       ------------      ------------

Diluted:
Net loss applicable to common
  stockholders.........................     ($2,438,100)      ($8,640,400)       ($6,911,900)      ($9,764,000)
                                            ------------      ------------       ------------      ------------
                                            ------------      ------------       ------------      ------------

Basic weighted average shares
  outstanding..........................       2,035,144         1,748,850          1,774,167         1,715,927

Net effect of dilutive securities......               0                 0                  0                 0
                                            ------------      ------------       ------------      ------------

Diluted weighted average shares
  outstanding..........................       2,035,144         1,748,850          1,774,167         1,715,927
                                            ------------      ------------       ------------      ------------
                                            ------------      ------------       ------------      ------------

Diluted net loss per common share......          ($1.20)           ($4.94)            ($3.90)           ($5.69)
                                            ------------      ------------       ------------      ------------
                                            ------------      ------------       ------------      ------------
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